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                                                                    EXHIBIT 99.1

                               (ATS MEDICAL LOGO)

Contacts:
ATS Medical, Inc.
Michael Dale
President and CEO, 763-557-2224
Jack Judd
CFO, 763-557-2222

Investors:                                      Media:
Douglas Sherk, 415-652-9100                     Steve DiMattia, 646-277-8706
Jennifer Beugelmans, 415-896-6820               Sheryl Seapy, 949-608-0841

For Immediate Release

     ATS MEDICAL EXTENDS DEFINITIVE AGREEMENT TO ACQUIRE 3F THERAPEUTICS

MINNEAPOLIS, MN, June 19, 2006 -- ATS Medical, Inc. (Nasdaq: ATSI), developer, manufacturer and marketer of state-of-the-art cardiac surgery products and services, today announced that it signed an extension to its previously announced January 23, 2006 definitive agreement to acquire 3F Therapeutics in a stock for stock transaction.

Commenting on the extension agreement, ATS Medical Chairman, President and CEO Michael Dale said, "Our original merger agreement and termination date of June 15, 2006 did not adequately anticipate the time required to complete our Form S-4 registration statement relating to the proposed acquisition of 3F Therapeutics, Inc. We believe our extension agreement will provide the necessary time required to complete our work with the SEC and gain shareholder approval to close this very exciting and strategically important transaction.

Based in Lake Forest, California, 3F Therapeutics was founded in 1998 with a focus similar to that of ATS Medical, to serve the needs of the cardiac surgeon. 3F Therapeutics' unique product design concepts are intended to improve on the performance of existing heart valves by mimicking natural valves. With the belief that there is not a single solution for each heart valve implant, 3F Therapeutics has worked towards offering cardiac surgeons highly innovative heart valve replacement solutions for use in conventional surgery, minimally invasive surgery, and off-pump beating heart surgical procedures. Its lead product, the 3F Aortic Bioprosthesis(TM), has been commercially released in Europe and is expected to be launched in the U.S. in early 2007.

"Our relationship with ATS Medical, Inc continues to evolve favorably toward the closing we all desire, and the objective of building the most innovative heart valve
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therapy platform in the world", said Mr. Walter A. Cuevas, President and CEO of
3F Therapeutics, Inc. "The hard work to achieve this result continues with even greater optimism and commitment", concluded Mr. Cuevas.

ABOUT ATS MEDICAL

ATS Medical, Inc. manufacturers and markets products and services focused on cardiac surgery. The Company, global in scope, has been headquartered in Minneapolis since its founding in 1991. More than 100,000 ATS Open Pivot(R) Heart Valves, which utilize a unique pivot design resulting in exceptional performance and low risk profile, have been implanted in patients worldwide. ATS Medical's focus on serving the cardiac surgery community is further strengthened by product and service offerings including ATS Simulus annuloplasty products for heart valve repair, Surgi-Frost(R) and Frost-Byte(R) products for surgical cryoablation of cardiac arrhythmias, RTI-Cardiovascular for allograft tissue services, QAS home monitoring services for anticoagulation therapy, and the development of PARSUS blood filtration technology. The ATS Medical web site is http://www.atsmedical.com.

SAFE HARBOR

This news release contains forward-looking statements that may include statements regarding intent, belief or current expectations of the Company and its management. Actual results could differ materially from those projected in the forward looking statements as a result of a number of important factors, including the successful completion of the 3F Therapeutics acquisition, which is subject to the satisfaction of various conditions, including approval by the shareholders of ATS, as well as regulatory actions, competition, pricing pressures, supplier actions and management of growth. For a discussion of these and other risks and uncertainties that could affect the Company's activities and results, please refer to the Company's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2005.